Exhibit 5


PIERCE, ATWOOD, SCRIBNER,
ALLEN, SMITH & LANCASTER
ATTORNEYS AT LAW
ONE MONUMENT SQUARE    PORTLAND, MAINE  04101-1110
207/773-6411   _   FAX 207/773-3419

                                      June 1, 1995


First National Lincoln Corporation
Main Street
P.O. Box 940
Damariscotta, Maine  04543

Re:  Stock Option Plan

Dear Sirs:

     We have assisted in the preparation of a Registration Statement on Form S-8
(the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 50,000 shares of Common Stock, no par value (the "Shares"), of First National Lincoln Corporation, a Maine corporation (the "Company"), issuable upon exercise of options granted or to be granted under the
Company's Stock Option Plan (the "Plan").

     We have examined and relied upon the Company's Articles of Incorporation and Bylaws and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the
Company as we have deemed relevant for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration
Statement issued or to be issued under the Plan, as described in the Registration Settlement, and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement.

                              Very truly yours,



                              s/Pierce, Atwood, Scribner, Allen, Smith
                              & Lancaster